Exhibit 99.1

Innovus Pharma Reports New Quarterly Revenue Record of $7.3 million for the Second Quarter 2018 and Expands to Canadian Market
Beyond Human™ Sales & Marketing Strategy Results in 258.7% Net Revenue Growth
Compared to Same Period in 2017

SAN DIEGO, August 14, 2018 – Innovus Pharmaceuticals, Inc. (“Innovus Pharma” or the “Company”) (OTCQB: INNV), today reported results for the second quarter 2018.

Notable selected highlights from the Second Quarter of 2018

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Revenues of $7.3 million, up 259% year-over-year and 61% from prior quarter.

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Gross margin remains consistent at 81% from prior quarter.

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Net loss remains consistent at $1.8 million from prior quarter even with significant investment in marketing and 61% increase in net revenues from prior quarter

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Monthly subscription revenue increases 25% to $258,000.

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General and Administrative expenses declined to 26% as a percentage of sales compared to 58% in the prior year second quarter and 37% in the previous quarter.

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Fourth straight quarter of revenue growth.

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Added four products: Apeaz®, Androferti®, UriVarx® and ProstaGorx® to two large US and Canadian retail chains.

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Successfully expanded our Beyond Human™ sales and marketing platform to Canada representing 14.3% of total net sales.

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Expanded our Beyond Human™ sales and marketing platform to direct mail including slim jim brochures, retention postcards, fulfillment cross ordered pieces and tear-sheets resulting in 84% of total net sales.

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Received approval to expand our Amazon® e-commerce store to five main markets in Europe (France, UK, Germany, Italy and Spain).

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Received update from our Fluticare® initial manufacturing partner that they expect FDA approval of the ANDA in Q4 2018.

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Engaged in licensing discussions for exclusive U.S. and Canada rights to a U.S. Abbreviated OTC New Drug Application and the equivalent Canadian dossier for Tadalafil (sold under the trademark Cialis® in the US) for a potential switch to OTC by the FDA. The Cialis® trademark is owned by Eli Lilly and Company.

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Completed build-out of internally managed fulfillment center.

“We continue to execute on our plan towards our path to profitability. This is the second quarter where our revenues came out higher than our original guidance range, a testament to the strength of our sales and marketing efforts and our deep and unique portfolio of products. The relentless effort by the Company to continue its growth resulted in second quarter net revenues of $7.3 million, another record quarter for the Company,” stated Bassam Damaj, President and Chief Executive Officer of Innovus Pharma.

“We now have a proven business model allowing us to continuously add new products and expand into new countries, while benefiting from the scale of efficiencies to reduce our cost of doing business to continue towards our goal of profitability. I am thrilled and looking forward to updating our shareholders on our earnings call on more details and on our upcoming expected successes. On the basis of this quarterly net revenues and for the first six months of 2018, our net revenue is $11.9 million, which is already $3 million more than what the Company achieved for the entirety of 2017. Thus, we are increasing our current annual net revenue guidance for 2018 to $23 million,” continued Dr. Damaj.

The Company will host a conference call at 4:15 p.m. ET/1:15 p.m. PT today to discuss the financial results and recent business developments. To participate in the call, please dial 1-877-883-0383 for domestic callers or 1-412-902-6506 for international callers or 1-877-885-0477 for Canadian callers. Participant Elite Entry Number: 0561047. A replay of the call will be available for 30 days.  To access the replay, dial 1-877-344-7529 domestically or 1-412-317-0088 internationally or 1-855-669-9658 for Canada and reference Replay Access Code: 10123041. The replay will be available shortly after the end of the conference call.

Consolidated Statements of Operations

	Three months ended
	June 30,
	2018	2017
	(unaudited)
Net revenue:
Product sales, net	$6,970,312	$2,031,157
License revenue	2,577	7,500
Service revenue	155,648	-
Cooperative marketing revenue	183,636	-
Total net revenue	7,312,173	2,038,657

Operating expense:
Cost of product sales	1,338,950	408,579
Research and development	22,605	15,063
Sales and marketing	5,528,886	1,555,736
General and administrative	1,919,301	1,185,435
Total operating expense	8,809,742	3,164,813

Loss from operations	(1,497,569)	(1,126,156)

Other income and (expense):
Interest expense	(325,982)	(110,130)
Loss on extinguishment of debt	(38,587)	-
Other income (expense), net	266	(206)
Fair value adjustment for contingent consideration	21,644	98,979
Change in fair value of derivative liabilities	-	3,463
Total other expense, net	(342,659)	(7,894)

Net loss	(1,840,228)	(1,134,050)

Net loss per share of common stock – basic and diluted:	$(0.01)	$(0.01)

Weighted average number of shares of common stock outstanding – basic and diluted	205,106,912	159,997,395

Consolidated Statements of Operations

	Six months ended
	June 30,
	2018	2017
	(unaudited)
Net revenue:
Product sales, net	$11,512,338	$4,208,447
License revenue	5,155	7,500
Service revenue	155,648	-
Cooperative marketing revenue	183,636	-
Total net revenue	11,856,777	4,215,947

Operating expense:
Cost of product sales	2,203,045	849,055
Research and development	33,892	18,246
Sales and marketing	8,830,670	3,243,087
General and administrative	3,615,322	2,889,098
Total operating expense	14,682,929	6,999,486

Loss from operations	(2,826,152)	(2,783,539)

Other income and (expense):
Interest expense	(567,870)	(667,609)
Loss on extinguishment of debt	(294,272)	(304,828)
Other income (expense), net	375	(822)
Fair value adjustment for contingent consideration	18,799	126,154
Change in fair value of derivative liabilities	-	(48,193)
Total other expense, net	(842,968)	(895,298)

Net loss	(3,669,120)	(3,679,837)

Net loss per share of common stock – basic and diluted:	$(0.02)	$(0.02)

Weighted average number of shares of common stock outstanding – basic and diluted	196,070,469	147,617,064

Condensed Consolidated Balance Sheet Data

June 30, 2018
1
Assets
Cash	$1,614,495
Accounts receivable, net	287,350
Prepaid expenses and other current assets	693,930
Inventories	2,229,183
Intangible assets and other non-current assets	5,110,277
Total assets	$9,935,235
Liabilities & Stockholders' Equity
Accounts payable & accrued liabilities	$3,262,213
Total accrued compensation	1,973,449
Deferred revenue and customer deposits	97,950
Accrued interest payable	22,168
Short-term loans payable	132,197
Notes payable and non-convertible debenture, net of discount	1,816,396
Total contingent consideration	1,460,203
Total stockholders' equity	1,170,659
Total liabilities & stockholders' equity	$9,935,235

1
The Condensed Consolidated Balance Sheet Data has been derived from the audited consolidated financial statements as of that date.

About Innovus Pharmaceuticals, Inc.

Headquartered in San Diego, Innovus Pharma is an emerging OTC consumer goods and specialty pharmaceutical company engaged in the commercialization, licensing and development of safe and effective non-prescription medicine and consumer care products to improve men’s and women’s health and vitality and respiratory diseases. Innovus Pharma delivers innovative and uniquely presented and packaged health solutions through its (a) OTC medicines and consumer and health products, which we market directly, (b) commercial partners to primary care physicians, urologists, gynecologists and therapists, and (c) directly to consumers through our on-line channels, retailers and wholesalers. The Company is dedicated to being a leader in developing and marketing new OTC and branded Abbreviated New Drug Application (“ANDA”) products. The Company is actively pursuing opportunities where existing prescription drugs have recently, or are expected to, change from prescription (or Rx) to OTC.

For more information, go to www.innovuspharma.com; www.zestra.com; www.ejectdelay.com; www.myvesele.com; www.urivarx.com; www.sensumplus.com; www.myandroferti.com; www.beyondhumantestosterone.com; www.getbeyondhuman.com; www.trybeyondhuman.com; www.recalmax.com; www.prostagorx.com; www.fluticare.com; www.allervarx.com; and www.apeaz.com.

Innovus Pharma’s Forward-Looking Safe Harbor

Statements under the Private Securities Litigation Reform Act, as amended: with the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risks and uncertainties that may individually or mutually impact the matters herein described for a variety of reasons that are outside the control of the Company, including, but not limited to, its financial results, projected revenues, projected online subscribers and other customers, estimated markets for its products, and statements about achieving its other corporate and business development, growth, commercialization, financial and staffing objectives. Readers are cautioned not to place undue reliance on these forward-looking statements as actual results could differ materially from the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company's most recent filing on Form S-1, annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q and other filings made with the SEC. Copies of these reports are available from the SEC's website or without charge from the Company.
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For more information, please contact:

Randy Berholtz
Innovus Pharma Investor Relations
Tel: +1 858 249 7865
ir@innovuspharma.com